UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Board of Directors (“Board”) of Nara Bancorp, Inc. (the “Company”), the holding company of Nara Bank (the “Bank”), elected Dr. Chong-Moon Lee, the former Chairman of the Board of the Company and the Bank, as the Chairman of the Board of the Company and as a new independent director of the Bank, effective immediately.

For his services as Chairman and director, Dr. Lee will receive compensation under the Company and the Bank’s standard director compensation arrangement.

Dr. Lee will serve as a member of the Executive Committee of the Company.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is furnished as part of this Current Report on Form 8-K.

99.1 Press Release dated March 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: March 3, 2009	/s/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and Chief Financial Officer

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